UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 13, 2014

RCM Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	1-10245 (Commission File Number)	95-1480559 (I.R.S. Employer Identification No.)

2500 McClellan Avenue, Suite 350
Pennsauken, NJ	08109-4613
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 356-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 2.02          Results of Operations and Financial Condition.

The last sentence of the paragraph set forth in Item 7.01 below is incorporated by reference herein.

Item 7.01          Regulation FD Disclosure.

On October 13, 2014, the Board of Directors of RCM Technologies, Inc. (the “Company”) approved the continuation of its existing program to repurchase outstanding shares of the Company’s common stock.  Under the extended program, the Company is authorized to purchase up to $5.0 million of common stock from time to time through October 31, 2015.  In accordance with applicable securities and other laws, including Rule 10b-18 of the Securities Exchange Act of 1934, the stock repurchases may be made from time to time in the open market or in privately negotiated transactions, depending on market conditions, share price and availability and other factors at the Company’s discretion. The stock repurchase program may be suspended or discontinued at any time without prior notice.  The Company intends to finance this stock repurchase program using its available cash and cash equivalents. As of September 27, 2014, the Company had cash, cash equivalents and marketable securities of approximately $8.3 million and no debt, and had approximately 12.6 million shares of common stock outstanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCM TECHNOLOGIES, INC.

By:	/s/ Kevin D. Miller
Kevin D. Miller
Chief Financial Officer, Treasurer and Secretary

Dated: October 15, 2014

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